EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE:

                    CAS MEDICAL SYSTEMS, INC. REPORTS PRIVATE
                     PLACEMENT OF STOCK AND APPOINTMENT OF
                        NEW MEMBER OF BOARD OF DIRECTORS

Branford, Conn. - May 12, 2008 - CAS Medical Systems, Inc. (NASDAQ: CASM), a medical device company focused on innovative, non-invasive monitoring that is vital to patient care, today announced that the Company has consummated a private placement of its common stock with jVEN Capital, LLC, private investment company. The placement, for an aggregate consideration of $1.0 million, consists of 333,333 shares of common stock at a price of $3.00 per share. Immediately following the closing, CASMED announced the appointment of Evan Jones, the managing member of jVEN Capital, LLC, to the Board of Directors.

Mr. Jones, age 51, was a co-founder of Digene Corporation, a publicly traded biotechnology company focused on women's health and molecular diagnostic testing, serving as Chairman of the Board from 1995 through 2007. Mr. Jones was CEO of Digene from 1990 to 2006, and President from 1990 to 1999. In July 2007, Mr. Jones formed jVEN Capital, LLC, a life sciences investment company. Mr. Jones is Chairman of the Board of Directors of the Children's Research Institute at the Children's National Medical Center in Washington DC. He is Chairman of the Campaign for Public Health, an independent, not-for-profit organization dedicated to increasing funding for the Centers for Disease Control and Prevention, and is a member of the Board of Directors and the Executive Committee of Research!America. Mr. Jones received a B.A. from the University of Colorado and an M.B.A. from The Wharton School at the University of Pennsylvania.

Louis P. Scheps, Chairman of the Board, commented, "I am very pleased that Evan Jones will be joining the Board of Directors. His reputation and track record as a leader in the industry will be important in helping us expand our opportunities." Andrew E. Kersey, President and Chief Executive Officer of CASMED, stated, "I am looking forward to working with Evan on CASMED's Board of Directors. He brings over 25 years of operating and investment experience in the life sciences industry and an impressive record of directing medical technology companies. I believe that he will be a valuable asset to the Board and that his abilities will assist us in the growth of the Company."

ABOUT CASMED(R) - MONITORING WHAT'S VITAL
CAS Medical Systems, Inc. is dedicated to the development and manufacture of innovative technologies and products vital to patient care. Product lines include the high-acuity monitoring capabilities of the FORE-SIGHT Cerebral Oximeter; the low-acuity monitoring of its full line of vital signs monitoring products, proprietary non-invasive blood pressure measurement technology, and supplies and service including blood pressure cuffs and products for neonatal intensive care. CASMED products are designed to meet the needs of a full spectrum of patient populations worldwide, ranging from adults to pediatrics and neonates.

For further information regarding CAS Medical Systems, Inc., visit the Company's website at www.casmed.com.

COMPANY CONTACTS
CAS Medical Systems, Inc.
Susan Carron
Director of Corporate Communications
203-488-6056
ir@casmed.com

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STATEMENTS INCLUDED IN THIS PRESS RELEASE, WHICH ARE NOT HISTORICAL IN NATURE,
ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS RELATING TO THE FUTURE FINANCIAL PERFORMANCE OF THE COMPANY ARE SUBJECT TO MANY FACTORS INCLUDING, BUT NOT LIMITED TO, THE CUSTOMER ACCEPTANCE OF THE PRODUCTS IN THE MARKET, THE INTRODUCTION OF COMPETITIVE PRODUCTS AND PRODUCT DEVELOPMENT, COMMERCIALIZATION AND TECHNOLOGICAL DIFFICULTIES, THE IMPACT OF ACTIONS AND EVENTS INVOLVING KEY CUSTOMERS AND VENDORS, aND OTHER RISKS DETAILED IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007 AND OTHER SUBSEQUENT SECURITIES AND EXCHANGE COMMISSION FILINGS.

SUCH STATEMENTS ARE BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF THE COMPANY'S MANAGEMENT AND ARE SUBJECT TO SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS PRESS RELEASE THE TERMS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "MAY", "OBJECTIVE", "PLAN", "POSSIBLE", "POTENTIAL", "PROJECT", "WILL" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE MADE AS OF THE DATE HEREOF, AND WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF FUTURE EVENTS, NEW INFORMATION OR OTHERWISE.



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